SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported)         October 8, 2002

ATLANTIS PLASTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

FLORIDA	001-09487	06-1088270
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1870 The Exchange, Suite 200, Atlanta, Georgia (Address of Principal Executive Office)	30339 (Zip Code)

Registrant’s telephone number, including area code:	(800) 497-7659

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

EXPLANATORY NOTE:

     Through a wholly owned subsidiary, Atlantis Plastics, Inc. (the “Company”) acquired the business and certain assets and assumed certain specified liabilities of Rio Grande Plastic Products, Inc. (“Rio Grande”). The acquisition was closed on October 8, 2002.

     After completing its analysis of the financial results of Rio Grande for the year ended December 31, 2001, the Company has concluded that the requirements outlined in Rule 1-02(w) of Regulation S-X are not met, and, therefore, the Company is not required to file financial statements as required by Rule 3-05 of Regulation S-X. Accordingly, the Form 8-K filed by the Company on October 23, 2002 is hereby amended and no financial statements or related pro forma information will be filed as such information is not required.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	None.

(b)	None.

(c)	Exhibits.

Exhibit No.	Description of Exhibit

*10.69	Asset Purchase Agreement, dated as of October 7, 2002, among Rio Grande Plastic Products, Inc., Paul Spadafore, Paul Hamman, and Atlantis Plastics Injection Molding, Inc. (a wholly owned subsidiary of Atlantis Plastics, Inc.)

•	Previously filed.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIS PLASTICS, INC.

Date:	December 6, 2002	By: /s/ Paul G. Saari Name: Paul G. Saari Title: Senior Vice President and Chief Financial Officer

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